Exhibit 99.1
2929 Seventh Street, Suite 100
Berkeley, CA 94710
Contact:
Dynavax Technologies Corporation
Jane M. Green, PhD
Vice President, Corporate Communications
Phone (510) 665-4630
Email: jgreen@dvax.com
DYNAVAX ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK
UNDER SHELF REGISTRATION STATEMENT
Berkeley, CA – October 11, 2005 – Dynavax Technologies Corporation (NASDAQ:DVAX) announced today the pricing of 5,000,000 shares of its common stock at $6.25 per share pursuant to an effective shelf registration statement. This represents an increase of 1,000,000 shares over the company’s previously announced intention to offer 4,000,000 shares of its common stock under its effective shelf registration statement. The gross proceeds, before commissions and expenses, of the public offering are expected to be approximately $31 million. Dynavax has also granted the underwriters in the offering an option to purchase up to an additional 750,000 shares of its common stock to cover over-allotments, if any. The offering is expected to close on October 14, 2005.
     Bear, Stearns & Co. Inc. is acting as lead manager, and CIBC World Markets Corp. and Pacific Growth Equities, LLC are acting as co-managers for the offering.
     A shelf registration statement relating to these shares was originally filed with the Securities and Exchange Commission on August 29, 2005 and has since been declared effective. The offering of these shares of common stock may be made only by means of a prospectus supplement to the prospectus contained in the shelf registration statement, which is also called the base prospectus. Such prospectus supplement, which incorporates the base prospectus, has been filed with the SEC, and is available on the SEC’s website at http://www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
     When available, copies of the prospectus supplement and base prospectus relating to the offering may be obtained from Bear, Stearns & Co. Inc., c/o Prospectus Department, 383 Madison Avenue, New York, NY 10179, (631) 274-8321.
About Dynavax
     Dynavax Technologies Corporation discovers, develops, and intends to commercialize innovative products to treat and prevent allergies, infectious diseases, and chronic inflammatory diseases using versatile, proprietary approaches that alter immune system responses in highly specific ways. Our clinical development programs are based on immunostimulatory sequences, or ISS, which are short DNA sequences that enhance the ability of the immune system to fight disease and control chronic inflammation. Dynavax’s pipeline includes: TOLAMBA™, a ragweed allergy immunotherapeutic, currently in a large-scale Phase 2b clinical trial, and in a supportive clinical trial in ragweed allergic children; HEPLISAV™, a hepatitis B vaccine that is currently in a pivotal Phase 3 clinical trial; a cancer therapy currently in a Phase 2 clinical trial; and an asthma immunotherapeutic that has shown preliminary safety and pharmacology in a Phase 2a clinical trial.

Forward-Looking Statements
     Dynavax cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements, including without limitation statements related to the clinical progress of the Company’s TOLAMBA and HEPLISAV programs, statements concerning the company’s other clinical programs, and statements about the company’s ability to demonstrate the potential of its ISS technology. Words such as “believes,” “anticipates,” “plans,” “expects,” “intend,” “will,” ”slated,” “goal” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Dynavax that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent to completing the offering and risks related to Dynavax’s business including, without limitation, the progress and timing of clinical trials for the company’s other products in development; difficulties or delays in developing, testing, obtaining regulatory approval of, producing and marketing its Hepatitis B vaccine and other products; the scope and validity of patent protection for its products; competition from other pharmaceutical or biotechnology companies; its ability to obtain additional financing to support its operations; its ability to maintain effective financial planning and internal controls; and other risks detailed in the “Risk Factors” sections of Dynavax’s Annual Report on Form 10-K filed on March 18, 2005 and Dynavax’s quarterly report on Form 10-Q filed on August 9, 2005. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Dynavax undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.